EXHIBIT 23.2

Consent of the Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-43001, 33-49234, 333-27613, 333-31464, 333-31379, 333-61002, 333-95725 and 333-125062 and Form S-3 No. 333-101514) of ESB Financial Corporation, of our report dated March 8, 2005, with respect to the consolidated financial statements of ESB Financial Corporation and subsidiaries incorporated herein by reference.

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
March 10, 2006